EXHIBIT 4.20


NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED, IF SO REQUESTED BY THE COMPANY, BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                           INTRAOP MEDICAL CORPORATION
                                  WARRANT #CC-

         FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, ___________________ ("Holder") is entitled to purchase from Intraop Medical Corporation, a Nevada corporation (the "Company"), at any time after the Second Closing Date (as defined below) and prior to the Expiration Date (as defined below) at a price per share as set forth in Section 1 hereof (the "Warrant Price"), the number of fully paid and non-assessable shares of Common Stock of the Company as set forth in Section 2 hereof (the "Shares"). For purposes hereof, "Second Closing Date" shall have the meaning set forth in the Common Stock and Warrant Purchase Agreement dated as of August ___, 2007 by and among the Company and the Investors named therein (the "Purchase Agreement").

         1. Warrant Price. The Warrant Price for each of the Shares purchasable hereunder shall be Zero Dollars ($0.00) (the "Warrant Price"), subject to adjustment as provided in Section 10.

         2. Number of Shares.  The number of Shares  issuable  upon  exercise of
this  Warrant  shall  be  _______________________   (____________),  subject  to
adjustment as provided in Section 10.

         3. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable on the 10th day after the Second Closing Date (the "Expiration Date").

         4. No Fractional Shares. This Warrant may not be exercised as to fractional Shares.


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         5. No Stockholder  Rights. This Warrant shall not entitle Holder to any of the rights of a stockholder of the Company.

         6. Reservation of Shares. The Company covenants that, subject to stockholder approval and filing of an amendment to the Company's Amended and Restated Articles of Incorporation authorizing an increase in the number of shares of Common Stock issuable by the Company to 500,000,000 shares (as adjusted for stock splits, combinations or other similar transactions), during the period this Warrant is exercisable it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the maximum number of shares of Common Stock issuable upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to instruct the Company's transfer agent to issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         7. Exercise of Warrant.

                  (a) This Warrant may be exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, together with the Subscription Form attached hereto duly completed and executed, accompanied by payment in full of the aggregate Warrant Price for the Shares being purchased upon such exercise. In the event of exercise of this Warrant in compliance with the provisions hereof, certificates for the Shares so purchased shall be delivered to Holder promptly and, unless this Warrant has been fully exercised or expired, a new Warrant representing that portion of the Shares, if any, with respect to which this Warrant will not then have been exercised, shall be issued to Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.

                  (b) Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any issue or transfer tax or other incidental expense with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant or in such name or names as may be directed by the registered holder of this Warrant; provided, however, that in the event certificates for the Shares are to be issued in a name other than the name of the registered holder of this Warrant, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by Holder hereof, and provided further, that any such transfer shall comply with Section 9 hereof.

         8. Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock or make any other distribution with respect to Common Stock (except for any distribution specifically provided for in Sections 10(a) and 10(b)), then, in each such case, provision shall be made by the Company such that the Holder hereof shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution. The Company shall promptly after the declaration of such dividend or distribution, mail to the Holder a certificate setting forth the terms of such dividend or distribution and the amount of stock or other securities or property that will become payable to the Holder upon exercise of this Warrant as a result thereof.

         9. Transfer or Assignment of Warrant.

                  (a) This Warrant, and any rights hereunder, may not be assigned or transferred, except as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws, and (ii) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (such Act and such rules and regulations being hereinafter collectively referred to as the "Securities Act"). Any purported transfer or assignment made other than in accordance with this Section 9 shall be null and void and of no force and effect.

                  (b) This Warrant, and any rights hereunder, may be transferred or assigned only with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), which shall be granted only upon receipt by the Company of an opinion of counsel satisfactory to the Company (if so requested by the Company) that (i) the transferee is a person to whom this Warrant may be legally transferred without registration under the Securities Act, and (ii) such transfer will not violate any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law.

                  (c) The requirements of Sections 9(a) and 9(b) above shall not apply to any transfer of this warrant (or the Common Stock obtainable upon exercise hereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, (iii) to any affiliate of the Holder; (iv) without consideration to the Holder's ancestors, descendants or spouse or to trusts for the benefit of such persons or the Holder; or (v) pursuant to a will or the laws of descent or distribution; provided that, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this warrant as if an original Holder hereof.

                  (d) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, if any. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly canceled.

         10. Adjustments to Shares.

                  (a) If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Warrant Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

                  (b) In case of (i) any reclassification or change of the outstanding securities of the Company, (ii) the merger or consolidation of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) with or into another entity in which the Company's (or such other corporation's) stockholders do not own at least a majority of the outstanding voting securities of the surviving entity after such transaction, (iii) the sale of all or substantially all of the assets of the Company or (iv) any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto (without regard to any limitations on exercise contained herein), all subject to further adjustment as provided in Section 10(a); and in each such case, the terms of this Section 10 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

                  (c) When any adjustment is required to be made in the number of shares of Common Stock purchasable hereunder or the Warrant Price pursuant to this Section 10, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Warrant Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

         11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant identical in tenor and date in lieu of this Warrant.

         12. General. This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware, except for its principles of conflicts of laws. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but rather only by an instrument in writing signed by the Company and Holder. All notices and other communications from the Company to Holder shall be mailed by prepaid courier or first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last holder who shall have furnished an address to the Company in writing.

         13. Amendment and Waiver. Any provisions of this Warrant (including, without limitation, termination of exercisability) may be amended or waived, and any and all such amendments or waivers shall be binding upon Holder, only if approved in writing by the Company and Holder.

         Issued this ________ day of _____________, 2007.

                                       INTRAOP MEDICAL CORPORATION


                                       By:
                                           -------------------------------------
                                           Name: Donald A. Goer
                                           Title: President and
                                                  Chief Executive Officer

                                SUBSCRIPTION FORM


         The undersigned registered owner of the Warrant which accompanies this Subscription Form hereby irrevocably exercises such warrant for, and purchases ______ shares of Intraop Medical Corporation Common Stock, purchasable upon the exercise of such Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant.

         Dated:
               ----------------


                                       ------------------------------------
                                       (Signature of Registered Owner)

                                       ------------------------------------
                                       (Name)

                                       ------------------------------------
                                       (Street Address)

                                       ------------------------------------
                                       (City, State, Zip Code)

                               FORM OF ASSIGNMENT
                               ------------------

                 (To be signed only upon assignment of Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

          (Name and address of assignee must be printed or typewritten)

___________ shares of Intraop Medical Corporation Common Stock purchasable under the within Warrant, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

         Dated:
                -------------

                                       --------------------------------
                                       (Signature of Registered Owner)